                                                                    EXHIBIT 10.1

                             THIRTEENTH AMENDMENT
                                    TO THE
                          SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                              WEEKS REALTY, L.P.



     THIS THIRTEENTH AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WEEKS REALTY, L.P. (the "Amendment") is entered into as of the 7th day of August, 1998, by and among WEEKS GP HOLDINGS, INC., a Georgia corporation (the "General Partner"), WEEKS CORPORATION, a Georgia corporation (the "Company"), and ACKERMAN & CO., a Georgia general partnership (the "Contributor").

                                 RECITALS
                                 --------

     Weeks Realty, L.P. (the "Partnership") is a Georgia limited partnership. The General Partner is the sole general partner of the Partnership and is a wholly owned subsidiary of the Company. The partnership agreement of the Partnership is that certain Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., dated as of October 30, 1996, as amended by the First Amendment to the Partnership Agreement dated November 1, 1996, the Second Amendment to the Partnership Agreement dated December 31, 1996, the Third Amendment to the Partnership Agreement dated January 31, 1997, the Fourth Amendment to the Partnership Agreement dated August 1, 1997, the Fifth Amendment to the Partnership Agreement dated October 7, 1997, the Sixth Amendment to the Partnership Agreement dated October 27, 1997 , the Seventh Amendment to the Partnership Agreement dated as of December 30,1997 and effective as of August 1, 1997, the Eighth Amendment to the Partnership Agreement dated January 9, 1998, the Ninth Amendment to the Partnership Agreement dated January 22, 1998, the Tenth Amendment to the Partnership Agreement dated April 3, 1998, the Eleventh Amendment to the Partnership Agreement dated May 26, 1998, and the Twelfth Amendment to the Partnership Agreement dated June 3, 1998 (the "Partnership Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Partnership Agreement.

     Pursuant to the agreements and instruments listed or referred to on Exhibit
                                                                         -------
A hereto (the ("Transaction Documents"), and the transactions effected by the
-
Transaction Documents, effective as of the date hereof the Contributor has contributed, directly or indirectly, certain properties to the capital of the Partnership.

     Pursuant to the Partnership Agreement (including, without limitation, Section 9.3 and Section 15.7(b)(ii) thereof), the General Partner is authorized (without the consent of any Limited

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Partner) to admit additional Limited Partners to the Partnership for such
Capital Contributions as are determined by the General Partner to be appropriate, and to amend the Partnership Agreement to reflect such admissions.

     The General Partner wishes to amend the Partnership Agreement as set forth herein to reflect the admission of the Contributor as a Limited Partner of the Partnership, and the Contributor wishes to enter into this Amendment to memorialize its agreement as to certain matters relating to its becoming a Limited Partner of the Partnership.

                                 AGREEMENT
                                 ---------

     In consideration of the circumstances referred to in the Recitals, the consummation of the transactions effected pursuant to the Transaction Documents, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Admission.  The Contributor is hereby admitted to the Partnership as a
         ---------
Limited Partner, effective as of the date hereof, and hereby agrees to be bound by the Partnership Agreement, including, but not limited to, the transfer restrictions contained in Article IX thereof.

     2.  Capital Contributions.  The Contributor has agreed to have made, as of
         ---------------------
the date hereof, the Capital Contribution set forth on Exhibit B hereto.  The
                                                       ---------
agreed to gross fair market values of any property other than money contributed by the Contributor, which shall be such property's initial Gross Asset Value, is shown on Exhibit B.
         ---------

     3.  Initial Partnership Units; Rights.
         ---------------------------------

          (a) The Partnership Units attributable to the Partnership Interest of the Contributor, effective upon its admission as a Limited Partner at the date hereof, is as set forth on Exhibit B hereto, and the Partnership
                                     ---------
     Agreement is hereby amended to reflect the Contributor having such Partnership Units.

          (b) The Partnership does hereby grant to the Contributor, and Contributor hereby accepts, the right, but not the obligation (herein such rights being sometimes referred to as the "Rights"), to require the Partnership to redeem all or a portion of the Partnership Units issued to it pursuant to the Transaction Documents, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto. The Rights are
                                              ---------
     governed solely by this Amendment and Exhibit D hereto, and the Contributor
                                           ---------
     shall not have any rights with respect to the "Rights" provided for in
     Section 11.1 and Exhibit B-1 to the Partnership Agreement.  The Rights
                      -----------
     granted hereunder may be exercised by the Contributor, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto,
                                                             ---------
     upon delivery to the Partnership of a Conversion Exercise Notice, in the form of Schedule 1 attached to Exhibit D, which notice shall specify the
                                    ---------
     Partnership

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

     Units with respect to which the Rights are being exercised. Once delivered, the Conversion Exercise Notice shall be irrevocable, subject to compliance by the General Partner and the Partnership with the terms of the Rights.

     4.  Restated Percentage Interests.  After giving effect to the admission of
         -----------------------------
the Contributor as a Limited Partner at the date hereof, the Percentage Interest of the Contributor has been reflected on Exhibit C hereto, and the Partnership
                                         ---------
Agreement is hereby amended accordingly.

     5.  INTENTIONALLY OMITTED.


     6.  Tax Considerations.  In the event that Contributor elects to receive
         ------------------
Units hereunder, the General Partner will agree for the benefit of Contributor that during the five-year period commencing on the date hereof, the General Partner shall agree that (i) in the event it elects to cause the Partnership to sell or otherwise convey any of the properties contributed to the Partnership pursuant to this Agreement (each, a "Contributed Property"), the General Partner will endeavor to structure any such sale or conveyance of a Contributed Property as a tax-deferred like-kind exchange under section 1031 of the Code to the extent such sale or conveyance would result in the recognition of gain for federal income tax purposes by the Contributor, and (ii) the General Partner will endeavor not to pay down or otherwise reduce (other than through regularly scheduled payments of principal and interest) the amount of nonrecourse indebtedness to which a Contributed Property is subject, to the extent that such reduction would cause the Contributor to recognize gain for federal income tax purposes. The foregoing sentence shall not apply to gain recognized by the Contributor as a result of cash distributions made by the Partnership in the ordinary course of its operations subsequent to any such reduction in nonrecourse indebtedness. Notwithstanding the foregoing, the General Partner shall have the right to sell Contributed Properties in one or more transactions taxable in whole or in part, or to pay down or refinance nonrecourse debt secured by a Contributed Property, if the General Partner determines, in good faith, that such action is in the best economic interest of the Partnership and the Partners (without taking into account the tax consequences of such action on the Contributor), and, in such event, the General Partner agrees to provide reasonable advance notice to the Contributor of such actions and to cooperate with the Contributor in avoiding, to the extent feasible, any substantial adverse federal income tax consequences to the Contributor resulting from such actions (including, for example, by allowing the Contributor to assume deficit capital account responsibility or by facilitating guarantees of other Partnership nonrecourse indebtedness by the Contributor).


     7.  Proration of Distributions.  Notwithstanding any contrary provision of
         --------------------------
the Partnership Agreement, including, without limitation, Section 6.2 thereof, the Contributor agrees that the distribution of Net Operating Cash Flow made for the calendar quarter in which the Partnership Units are issued, by reason of each Capital Contribution made pursuant to the Transaction Documents shall be equal to the amount of Net Operating Cash Flow otherwise distributable with respect to such Partnership Units under the terms of the Partnership

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Agreement, multiplied by a fraction, the numerator of which is the number of calendar days beginning on the date of issuance of the Partnership Units and ending on the last day of such calendar quarter and the denominator of which is the total number of days in the calendar quarter in which the Partnership Units are issued.

     8.  Representations and Warranties.
         ------------------------------

          (a) Contributor's Representations.  The Contributor hereby reaffirms
              -----------------------------
     and makes to each of the Partnership and the General Partner those representations and warranties made by Cobb Investors, Ltd. in the Contribution Agreement identified in Exhibit A attached hereto. In
                                          ---------
     addition, the Contributor hereby represents and warrants to the Partnership and the General Partner that (i) the Contributor is acquiring the Partnership Units for the Contributor's own account and not with a view to, or for sale in connection with, the "distribution," as such term is used in
     Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), of any of the Partnership Units in violation of the Securities Act;
     (ii) the Contributor is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (iii) the Contributor understands that the Partnership Units have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the nature of the investment intent and the accuracy of the Contributor's representations as expressed herein; (iv) the Contributor has had an opportunity to discuss the Partnership's business, management and financial affairs with the Partnership's management and the opportunity to review the Partnership's financial records; (v) the Contributor understands and acknowledges that no public market now exists for any of the Partnership Units and that there can be no assurance that a public market will ever exist for the Partnership Units; and (vi) the Contributor has such knowledge and experience in financial and business matters, or has been adequately advised by the Contributor's financial representatives, that the Contributor is capable of evaluating the merits and risks of the purchase of the Partnership Units pursuant to this Agreement and of protecting the Contributor's interests in connection herewith.

          (b) No Liens.  The Contributor represents and warrants to the
              --------
     Partnership and the General Partner that at the date hereof none of the Partnership Units issued or issuable to the Contributor pursuant to the Transaction Documents, and none of the shares of Common Stock that may be acquired by the Contributor upon exercise of Rights, is subject to any Lien, other than the security interest created by paragraph 11 hereof.

          (c) Definition.  All of the representations, warranties, covenants and
              ----------
     agreements of the Contributor referred to in this paragraph 8 are referred to collectively as the "Representations and Warranties."

          (d) General Partner Representations.  The General Partner represents
              -------------------------------
     and warrants to the Contributor as follows:

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               (i) Organization.  The General Partner is duly incorporated,
                   ------------
          validly existing and in good standing under the laws of the State of Georgia.

               (ii) Due Authorization; Binding Agreement.  The execution,
                    ------------------------------------
          delivery and performance of this Amendment by the General Partner have been duly and validly authorized by all necessary action of the General Partner and the Partnership. This Amendment has been duly executed and delivered by the General Partner and constitutes a legal, valid and binding obligation of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with the terms hereof.

               (iii)  Consents and Approvals.  No consent, waiver, approval or
                      ----------------------
          authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by the General Partner in connection with the execution, delivery and performance of this Amendment, other than consents, waivers, approvals or authorizations that have been obtained prior to the date hereof.

               (iv) Partnership Units.  The Partnership Units  issued pursuant
                    -----------------
          to the Transaction Documents are duly authorized and, when issued in accordance with the Transaction Documents, will be duly issued, fully paid and nonassessable and will be unencumbered except for the security interest created by paragraph 11 hereof.

     9.  Survival of Representations and Warranties.  All of the Representations
         ------------------------------------------
and Warranties shall survive the consummation of the transactions contemplated by the Transaction Documents; provided, however, that no claim for a breach of any Representation or Warranty may be maintained by the Partnership, the Company or the General Partner unless the Partnership, the Company or the General Partner shall have delivered a written notice ("Notice of Breach") specifying the details of such claimed breach to the respective Contributor or before the first anniversary of the last issuance of Units pursuant to the Transaction Documents (the "Survival Period").

     10.  Indemnification.
          ---------------

          (a) The Contributor hereby agrees to indemnify and hold harmless the Partnership, the Company and the General Partner against and from all liabilities, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses actually incurred) sustained or incurred by the Partnership, the Company or the General Partner as a result of or arising out of any inaccuracy in or breach of a Representation or Warranty.

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

          (b) The Partnership, the Company and the General Partner shall not be entitled to indemnification hereunder unless a Notice of Breach has been delivered by the Partnership, the Company or the General Partner to the Contributor.

          (c) If a claim for indemnification is asserted by the Partnership, the Company or the General Partner against the Contributor, the Contributor shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding asserted against the Partnership, the Company or the General Partner that resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding.

          (d) Indemnification of the Partnership, the Company and the General Partner pursuant to this paragraph 10 shall be the exclusive remedy of the Partnership, the Company and the General Partner for any breach of any Representation or Warranty contained in this contained in this Agreement. Nothing contained herein shall limit any remedy the Partnership (or any affiliate of the Partnership including, without limitation, any affiliate of the Partnership as determined with respect to the voting or economic control held by or in the Partnership) may have under the Transaction Documents, including, without limitation, the remedy of specific performance for any failure by the Contributor to contribute the property or otherwise limit any remedy the Partnership, the Company or the General Partner may have for any commission of fraud made by the Contributor.

     11.  Security and Remedies.
          ---------------------

          (a) The Contributor hereby grants to the Partnership a lien upon and a continuing security interest in the Partnership Units issued to it pursuant to the Transaction Documents and the shares of Common Stock acquired by it upon exercise of Rights with respect to such Partnership Units (the "Collateral"), which shall be security for the indemnification obligations of the Contributor under paragraph 10 hereof. Except as otherwise provided in this Amendment, the indemnification obligations of the Contributor hereunder with respect to breaches of Representations and Warranties shall be payable out of the Contributor's entire Collateral; provided, however, that the Contributor may satisfy all or any part of such indemnification obligation of the Contributor in cash if the Contributor so elects. Any Transfer by the Contributor of its Collateral shall be subject to the lien and security interest granted hereby.

          (b) In the event the General Partner asserts that the Contributor has an indemnification obligation to the Partnership, the Company or the General Partner under paragraph 10 hereof, the General Partner shall deliver written notice (the "Indemnification Notice") to the Contributor describing in reasonable detail the circumstances giving rise to such obligation and the amount thereof. If, within thirty (30) days after the receipt of an Indemnification Notice, the Contributor delivers written notice to the General Partner indicating that the Contributor disputes the circumstances giving rise to or the amount of such claimed indemnification obligation, the General Partner may submit such matter for binding arbitration in accordance with the provisions of
     Article XIV of the Partnership Agreement by delivering a Demand Notice to the Contributor pursuant to such Article XIV. If, after receiving timely notice of a dispute hereunder from the Contributor, the General Partner fails to so submit the matter for arbitration within twenty (20) days after receipt of such notice from the Contributor, then the Contributor shall be relieved of the claimed indemnification obligation described in the Indemnification Notice. In the event the Contributor (i) receives an Indemnification Notice and fail to timely deliver notice to the General Partner of its dispute as to the indemnification obligation and fails to make payment within thirty (30) days after delivery of an Indemnification Notice or (ii) has an indemnification obligation to the Partnership or the General Partner under paragraph 10 hereof as determined pursuant to Article XIV of the Partnership Agreement, and does not satisfy such obligation within ten (10) days after the decision rendered in the arbitration, then, in either event, the Partnership shall have any and all remedies of a secured creditor under the Uniform Commercial Code, and, in addition thereto, at the election of the Partnership, the Partnership shall, to the extent permitted by law, be deemed, without the payment of any further consideration or the taking of any further action required by the Contributor, to have acquired from the Contributor such portion of the Collateral as shall be equal in value (based, in the case of Partnership Units, on the Current Per Share Market Price as computed as of the date immediately preceding such deemed acquisition of the number of shares of Common Stock for which such Partnership Units could be redeemed if the General Partner assumed the redemption obligation and elected to pay the Redemption Price (as defined in Exhibit D) in shares of Common Stock
                                     ---------
     (assuming the ownership limits in the Articles of Incorporation would not prohibit the issuance of any such shares of Common Stock to the Contributor), and, in the case of shares of Common Stock, on the Current Per Share Common Stock Price computed as of the date immediately preceding such deemed acquisition) to the amount recoverable from the Contributor under paragraph 10 hereof. In the event the Partnership shall have acquired from the Contributor any Collateral pursuant to this paragraph 11, the General Partner shall deliver written notice to the Contributor within ten (10) days thereafter identifying the specific Collateral acquired and, if such Collateral consists of Partnership Units, the Percentage Interests of the Contributor following such acquisition. Unless and until the Partnership shall have acquired from the Contributor any Collateral pursuant to this paragraph 11, the Contributor shall retain all rights with respect to the Collateral not expressly limited herein or in the Partnership Agreement, including, without limitation, rights to distributions provided for in the Partnership Agreement and rights to dividends on shares of Common Stock. The Contributor hereby agrees to take any and all actions and to execute and deliver any and all documents or instruments necessary to perfect the security interest created by this Amendment, including delivering the certificates representing the Partnership Units or shares of Common Stock to the General Partner.

          (c) On the first day immediately following the expiration of the Survival Period as defined in paragraph 9 hereof (or, if a Notice of Breach has been delivered to the Contributor prior to such date, then on the first day immediately following the resolution of such Notice of Breach) the Contributor will be relieved of the restrictions on transferability provided for by this Amendment (except that the transfer restrictions contained in the Partnership Agreement shall continue) and the security interest in the Collateral shall terminate without further action, and the Partnership, at the request of the Contributor, shall promptly execute and deliver any document or instrument reasonably requested by the Contributor to evidence such termination.

     12.  Recourse.  Notwithstanding anything contained in this Amendment or in
          --------
the Partnership Agreement to the contrary, the recourse of the General Partner, the Company or the Partnership under paragraph 10 hereof with respect to breaches of Representations and Warranties of the Contributor shall not be limited to the Contributor's Collateral.

     13.  Restriction on Transfer.  In connection with the security interests
          -----------------------
granted by the Contributor under paragraph 11 hereof, the Contributor agrees that any shares of Common Stock and any portion of the Contributor's Partnership Interests included in the Collateral shall not be Transferred without the consent of the General Partner; provided, however, that the Contributor may Transfer all or any portion of such shares of Common Stock or Partnership Interests to an Affiliate of such person (so long as such Affiliate remains an Affiliate of such person), subject to the prior security interest granted in paragraph 11 hereof and to the restrictions contained in Article IX of the Partnership Agreement. Upon exercise of the Rights with respect to any Partnership Units included in the Contributor's Collateral, the Partnership, in perfection of the security interest herein granted, shall retain the certificate(s) representing the portion of the Common Stock issued upon such exercise that is included in such Collateral. If any portion of the Partnership Interests of Contributor included in Contributor's Collateral is represented by certificates, the Partnership shall retain such certificates in perfection of the security interest herein granted. On the first day immediately following the expiration of the Survival Period as defined in paragraph 9 hereof (or, if a Notice of Breach has been delivered to the Contributor prior to such date, then on the first day immediately following the resolution of such Notice of Breach) the Contributor will be relieved of the restrictions on transferability provided for by this paragraph 13 without further action, and the Partnership, at the request of the Contributor, shall promptly execute and deliver any document or instrument reasonably requested by the Contributor to evidence such termination.

     14.  Miscellaneous.  This Amendment shall be governed by and construed in
          -------------
conformity with the laws of the State of Georgia. For the purposes of the notice provisions of the Partnership Agreement, the address of the Contributor is as set forth on the signature page hereof. Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect. This Amendment and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties, and their legal representatives, heirs, successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.


                         WEEKS GP HOLDINGS, INC., a Georgia
                         corporation, its Sole General Partner


                              By:  /s/ Thomas D. Senkbeil
                                   ----------------------
                                   Name:  Thomas D. Senkbeil

                                   Title:  Vice Chairman and
                                           Chief Investment Officer



                     Signatures continued on following page

                         CONTRIBUTOR:

                         ACKERMAN & CO., a Georgia general
                         Partnership

                         By:  Charles S. Ackerman & Co., Inc.,
                              a Georgia corporation, authorized
                              general partner


                              By:  /s/ Charles S. Ackerman
                                   -----------------------
                                   Charles S. Ackerman, President



                                  Address:   c/o Ackerman & Co.
                                             1040 Crown Pointe Parkway
                                             Suite 200
                                             Atlanta, Georgia  30338
                                             Attn:  Mr. Charles S. Ackerman



                                  SOLELY TO EVIDENCE ITS AGREEMENT TO ITS
                                  UNDERTAKINGS IN EXHIBIT D HERETO:
                                                  ---------


                                  WEEKS CORPORATION


                                  By: /s/ Thomas D. Senkbeil
                                      ----------------------
                                      Name:  Thomas D. Senkbeil
                                      Title:  Vice Chairman and
                                              Chief Investment Officer

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